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                                                                     EXHIBIT 4.1

                                    GUARANTY

     GUARANTY made by EL PASO ENERGY CORPORATION, a Delaware corporation (herein, together with its successors and assigns, called the "Guarantor").

                                  WITNESSETH:

     WHEREAS, DeepTech International Inc., a Delaware corporation ("DeepTech") has issued 12% Senior Secured Securities due December 15, 2000 (the "Securities"), in the principal amount of $82,000,000 issued pursuant to the Indenture dated as of March 21, 1994 between DeepTech and the Bank of New York (the "Trustee"), successor in interest to the First Interstate Bank of Texas, N.A. and the related loan and security documents (collectively, the "Indenture").

     WHEREAS, DeepTech, Guarantor, El Paso Natural Gas Company, a Delaware corporation and El Paso Acquisition Company, a Delaware corporation ("Merger Sub") have entered into that certain Agreement and Plan of Merger, dated February 27, 1998, (the "Merger Agreement"), as amended by Amendment No. 1, dated June 16, 1998 (as amended, "Amended Merger Agreement") pursuant to which DeepTech will merge with Merger Sub (the "Merger").

     WHEREAS, the consummation of the Merger is conditioned upon, among other things, the holders of the Securities (each, a "Holder") having consented to certain amendments to the Indenture.

     WHEREAS, the surviving corporation of the Merger (the "Company") and the Trustee are entering into that certain Supplemental Indenture (the "Supplemental
Indenture") dated August   , 1998 to amend the Indenture.

     WHEREAS, the Guarantor will derive direct and indirect benefit from the consummation of the transactions contemplated by the Merger Agreement.

     NOW THEREFORE, to induce the Holders to enter into the First Supplemental Indenture, Guarantor hereby agrees with and for the benefit of each Holder (which term, together with all other terms used in this Guaranty without definition, shall have the same respective meanings given thereto in the Indenture, as amended by the Supplemental Indenture) as follows:

     1. The Guarantor hereby unconditionally guarantees to each Holder that: (i) the Company will promptly and punctually perform and observe each and every agreement, covenant and condition on the part of the Company to be performed or observed, which agreement, covenant or condition is contained in the Indenture, the First Supplemental Indenture or in the Securities (all of said instruments being herein collectively called the "Operative Instruments"), (ii) all sums stated in the Operative Instruments to be payable and all other amounts payable pursuant to the Operative Instruments, including, without limitation, the principal of, the interest and any premium on, the Securities, will be promptly paid in full when due in accordance with the provisions thereof, whether at maturity or as a prepayment or by acceleration or otherwise, all at the time and place and in the amount and manner prescribed in, and otherwise in accordance with, the applicable Operative Instrument, and (iii) the Guarantor will, promptly after demand, pay to each Holder, the costs and expenses incurred in connection with enforcing the rights of said Holder against the Guarantor following any default in the due performance or observance of any agreement, covenant or condition on the part of the Company to be performed or observed under any of the Operative Instruments, including without limitation, the fees and expenses of counsel.

     2. The Guarantor hereby unconditionally guarantees to each Holder that:

          (a) The Company will not, nor will it permit any Subsidiary to, create, assume, incur or suffer to exist any Mortgage (as defined in subsection (c) below) upon any Principal Property (as defined in subsection
     (c) below), whether owned or leased on the date hereof or hereafter acquired, to secure any Debt (as defined in subsection (c) below), of the Guarantor or any other Person (other than the
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     Securities), without in any such case making effective provision whereby all of the Securities outstanding shall be directly secured equally and ratably with such Debt, excluding, however, the following:

             (i) any Mortgage upon property owned or leased by any corporation existing at the time such corporation becomes a Subsidiary;

             (ii) any Mortgage upon property existing at the time of acquisition thereof;

             (iii) any Mortgage to secure the payment of all or any part of the purchase price of property or to secure any Debt incurred prior to, at the time of or within 180 days after the acquisition of such property for the purpose of financing all or any part of the purchase price thereof;

             (iv) any Mortgage upon property to secure all or any part of the cost of construction, alteration, repair or improvement of all or any part of such property, or Debt incurred prior to, at the time of or within 180 days after the completion of such construction, alteration, repair or improvement or commencement of full operations on such property for the purpose of financing all or any part of such cost;

             (v) any Mortgage securing Debt of a Subsidiary owing to the Guarantor or to another Subsidiary;

             (vi) any Mortgage existing at the date hereof; and

             (vii) any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part of any Mortgage referred to in the foregoing clauses (i) to (vi), inclusive; provided, however, that the principal amount of Debt secured thereby shall not exceed the principal amount of Debt so secured at the time of such extension, renewal or replacement; and provided, further, that such Mortgage shall be limited to all or such part of the property which was subject to the Mortgage so extended, renewed or replaced (plus improvements on such property).

             Notwithstanding the foregoing provisions of this subsection (a), the Guarantor may, and may permit any Subsidiary to, create, assume, incur or suffer to exist any Mortgage upon any Principal Property which is not excepted by clauses (i) through (vii) above without equally and ratably securing the Securities, provided that the aggregate amount of all Debt then outstanding secured by such Mortgage and all similar Mortgages, together with all net sale proceeds from Sale-Leaseback Transactions (as defined in subsection (b) of this Section 2) which are not permitted pursuant to clauses (i) and (ii) of subsection (b) of this
        Section 2, does not exceed 10% of the total consolidated stockholders' equity of the Guarantor as shown on the audited consolidated balance sheet contained or incorporated by reference in the Guarantor's latest Annual Report on Form 10-K. For the purpose of this subsection (a), no Mortgage to secure any Debt will be deemed to be created by any Mortgage in favor of the United States of America or any state thereof, or any other country, or any political subdivision of any of the foregoing, to secure partial, progress, advance or other payments pursuant to the provisions of any contract or statute, or any Mortgage securing industrial development, pollution control or similar revenue bonds.

          (b) The Guarantor will not, nor will it permit any Subsidiary to, sell or transfer any Principal Property with the Guarantor or any Subsidiary taking back a lease of such Principal Property (a "Sale-Leaseback Transaction"), unless (i) such Sale-Leaseback Transaction occurs within 180 days from the date of acquisition of such Principal Property or the date of the completion of construction or commencement of full operations on such Principal Property, whichever is later, or (ii) the Guarantor, within 120 days after such Sale-Leaseback Transaction, applies or causes to be applied to the retirement of Funded Debt of the Guarantor or any Subsidiary (other than Funded Debt of the Guarantor which by its terms or the terms of the instrument pursuant to which it was issued is subordinate in right of payment to the Securities) an amount not less than the net proceeds of the sale of such Principal Property.

          Notwithstanding the foregoing provisions of this subsection (b), the Guarantor may, and may permit any Subsidiary to, effect any Sale-Leaseback Transaction involving any Principal Property, provided that

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     the net sale proceeds from such Sale-Leaseback Transaction, together with all Debt secured by Mortgages not specifically excluded pursuant to clauses
     (i) through (vii) of subsection (a) of this Section 2 from the operation of such subsection (a), does not exceed 10% of the total consolidated stockholders' equity of the Guarantor as shown on the audited consolidated balance sheet contained or incorporated by reference in the Guarantor's latest Annual Report on Form 10-K. The provisions of this subsection (b) shall also not prevent any Sale-Leaseback Transaction involving a lease for a period, including renewals, of not more than 36 months.

          (c) For purposes of this Section 2:

             (i) "Debt" means indebtedness for money borrowed.

             (ii) "Funded Debt" means all Debt maturing one year or more from the date of the creation thereof, all Debt directly or indirectly renewable or extendible, at the option of the debtor, by its terms or by the terms of any instrument or agreement relating thereto, to a date one year or more from the date of the creation thereof, and all Debt under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of one year or more.

             (iii) "Mortgage" means and includes any mortgage, pledge, lien, charge, security interest, conditional sale or other title retention agreement or other similar encumbrance.

             (iv) "Principal Property" means (i) any pipeline assets of the Guarantor or any Subsidiary, including any related facilities employed in the transportation, distribution or marketing of natural gas, and
        (ii) any processing or manufacturing plant owned or leased by the Guarantor or any Subsidiary and located within the United States of America or any state thereof or the Dominion of Canada or any province or territory thereof, except any such assets or plant which in the opinion of the Board of Directors of the Guarantor are not Principal Properties in relation to the activities of the Guarantor and its Subsidiaries as a whole.

     3. This is an unconditional and absolute guaranty of payment and not a guaranty of collection, and if for any reason any duty, agreement or obligation of the Company contained in any Operative Instrument shall not be performed or observed by the Company as provided therein, or if any amount payable under or in connection with any Operative Instrument shall not be paid in full when the same becomes due and payable, the Guarantor undertakes to perform or cause to be performed promptly each of such duties, agreements and obligations and to pay forthwith each such amount to the person entitled to receive the same, regardless of any defense or set-off or counterclaim which the Company or any other person may have or assert and regardless of whether or not any Holder or anyone on behalf of such Holder shall have instituted any suit, action or proceeding or exhausted its remedies or taken any steps to enforce any rights against the Company or any other person to compel any such performance or observance or to collect all or part of any such amount, either pursuant to the provisions of any Operative Instrument or at law or in equity, and regardless of any other condition or contingency.

     4. The Guarantor hereby unconditionally: (i) waives any requirement that any Holder, in the event of any default by the Company, first make demand upon, or seek to enforce remedies against, the Company or any other person before demanding payment under or seeking to enforce this Guaranty; (ii) covenants that this Guaranty will not be discharged except by complete performance of all obligations contained in every Operative Instrument; (iii) agrees that this Guaranty shall remain in full force and effect without regard to, and shall not be affected or impaired, without limitation, by, any invalidity, irregularity or unenforceability in whole or in part of any Operative Instrument or any limitation on the liability of the Company thereunder, or any limitation on the method or terms of payment thereunder which may now or hereafter be caused or imposed in any manner whatsoever; and (iv) waives diligence, presentment and protest with respect to, and any notice of default in the payment of any amount at any time payable by the Company under or in connection with, any operative Instrument.

     5. The obligations, covenants, agreements and duties of the Guarantor under this Guaranty shall not be released, affected or impaired by any assignment or transfer, in whole or in part, of any Operative Instrument, although made without notice to or the consent of the Guarantor, or any waiver by any Holder, or by any other person, of the performance or observance by the Company or the Guarantor of any of the agreements,

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covenants, terms or conditions contained in any Operative Instrument, or any indulgence in or the extension of the time for payment by the Company or the Guarantor of any amounts payable under or in connection with any Operative Instrument or of the time for performance by the Company or the Guarantor of any other obligations under or arising out of any Operative Instrument or the extension or renewal thereof, or the modification or amendment (whether material or otherwise) of any duty, agreement or obligation of the Company or the Guarantor set forth in any Operative Instrument, or the voluntary or involuntary liquidation, administration, sale or other disposition of all or substantially all of the assets of the Company or the Guarantor, or any receivership, insolvency, bankruptcy, reorganization, or other similar proceeding, affecting the Company or the Guarantor or any assets of the Company or the Guarantor, or the release of any property from any security for any Security, or the impairment of any such property or security, or the release or discharge of the Company or the Guarantor from the performance or observance of any agreement, covenant, term or condition contained in any Operative Instrument by operation of law, or the merger or consolidation of the Company or the Guarantor, or any other cause, whether similar or dissimilar to the foregoing.

     6. If the Guarantor shall be required to make any payments on account of any Security or otherwise in accordance with any Operative Instrument and pursuant to this Guaranty, the Guarantor shall be subrogated to the rights of the Holder of such Security (subject to the prior payment in full in cash of all principal, interest and premium, if any, due on all the Securities and all amounts payable under the Operative Instruments) to receive payments or distributions of assets of the Company payable or distributable to said Holder until the Guarantor shall have been repaid in full.

     7. If at any time any payment received by any Holder under any Operative Instrument is required to be repaid by such Holder, the obligations, covenants, agreements and duties of the Guarantor under this Guaranty shall be reinstated for not less than one year as if such payment had not been made.

     8. This Guaranty may not be amended or modified except by a writing executed by the Guarantor with the written consent of all of the Holders executed thereon. The obligations of the Guarantor under this Guaranty are continuing obligations and a fresh cause of action shall arise in respect of each default hereunder.

     9. This Guaranty shall for all purposes be construed in accordance with and governed by the laws of the State of New York.

     IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be executed
on its behalf by its officer thereunto duly authorized, this   day of
          , 1998.

                                            EL PASO ENERGY CORPORATION

                                            By:
                                            ------------------------------------
                                              Name:
                                              Title:

                                            Address for Notices for the
                                            Guarantor:

                                            1001 Louisiana
                                            Houston, Texas 77002
                                            Attention: William A. Wise
                                            Facsimile No.: (713) 757-6030

                                            and

                                            Attention Britton White, Jr.
                                            Facsimile No.: (713) 757-1872

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